UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2015

AURORA DIAGNOSTICS HOLDINGS, LLC

(Exact name of registrant as specified in charter)

Delaware	333-176790	20-4918072

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11025 RCA Center Drive, Suite 300, Palm Beach Gardens, Florida  33410

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (866) 420-5512

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On April 10, 2015 (the “Second Amendment Effective Date”), Aurora Diagnostics Holdings, LLC (the “Company”) entered into a second amendment to its Financing Agreement dated as of July 31, 2014 (the “Closing Date”), as amended, restated, supplemented or otherwise modified from time to time (as so amended, the “Financing Agreement”), by and among Aurora Diagnostics, LLC, as borrower (the “Borrower”), the Company and certain subsidiaries of the Borrower parties thereto, as guarantors, the various lenders from time to time party thereto, as lenders, and Cerberus Business Finance, LLC, as administrative agent and collateral agent.

The second amendment provides for a new senior secured credit facility (the “New Senior Secured Credit Facility”) comprised of a $40 million delayed draw term loan B facility.  The delayed draw term loan B facility is available for drawing from the Second Amendment Effective Date through April 10, 2016, and the proceeds thereof must be used to pay the consideration for (and fees and expenses relating to) permitted acquisitions (or to refinance revolving borrowings or replenish cash on hand used to consummate permitted acquisitions).  The New Senior Secured Credit Facility has a maturity of July 31, 2019 but is subject to a maturity date of October 14, 2017 to the extent the Company’s existing bonds are not refinanced or the maturity thereof extended prior to such date.

The New Senior Secured Credit Facility is subject to the same amortization schedule, prepayment premiums and mandatory prepayment events as the other existing loans under the Financing Agreement.  Additionally, the New Senior Secured Credit Facility is guaranteed by the same guarantors as the other existing loans under the Financing Agreement and is secured by the same collateral on a pari passu basis with such existing loans.

Interest on all loans under the Financing Agreement is payable either quarterly or at the expiration of any LIBOR interest period applicable thereto. From and after the Second Amendment Effective Date, borrowings under the financing agreement accrue interest at a per annum rate equal to, at the Borrower’s option, a base rate plus 6.125% or a LIBOR rate plus 7.125%. The loans are also subject to a 1.25% interest rate floor for LIBOR loans and a 2.25% interest rate floor for base rate loans.  The New Senior Secured Credit Facility is subject to a 2.25% per annum fee on the undrawn amount thereof, payable quarterly in arrears.

The second amendment contains customary representations and warranties applicable to the Company and its subsidiaries.  The New Senior Secured Credit Facility is subject to the same representations and warranties, affirmative and negative covenants and events of default as the existing loans under the Financing Agreement.  If an event of default occurs under the Term Loan, the Lenders may, among other remedies, accelerate the repayment of amounts outstanding under the New Senior Secured Credit Facility.

The foregoing summary of the second amendment does not purport to be complete and is qualified in its entirety by reference to the second amendment, which is filed herewith as an exhibit, and by reference to the Financing Agreement, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01.  Other Events.

On April 15, 2015, the Company announced that it had entered into an agreement with Cerberus Business Finance, LLC to add a $40 million delayed draw term loan to its existing $220 million credit agreement.  A copy of this announcement is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

10.1            Financing Agreement, dated as of July 31, 2014, by and among Aurora Diagnostics, LLC, as Borrower, Aurora Diagnostics Holdings, LLC and each subsidiary of Aurora Diagnostics, LLC listed as a guarantor on the signature pages thereto, as Guarantors, the Lenders from time to time party thereto, as Lenders, and Cerberus Business Finance, LLC, as Administrative Agent and as Collateral Agent (filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed August 12, 2014 and incorporated herein by reference).

10.2            Second Amendment to Financing Agreement, dated as of April 10, 2015, by and among Aurora Diagnostics, LLC, as borrower, Aurora Diagnostics Holdings, LLC, and certain subsidiaries of Aurora Diagnostics, LLC, as guarantors, various lenders from time to time party thereto, as lenders, and Cerberus Business Finance, LLC, as administrative agent and collateral agent.

99.1            Announcement dated April 15, 2015.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aurora Diagnostics Holdings, LLC
April 15, 2015	/s/ Michael C. Grattendick
Michael C. Grattendick
Vice President, Controller, and Treasurer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1

Financing Agreement, dated as of July 31, 2014, by and among Aurora Diagnostics, LLC, as Borrower, Aurora Diagnostics Holdings, LLC and each subsidiary of Aurora Diagnostics, LLC listed as a guarantor on the signature pages thereto, as Guarantors, the Lenders from time to time party thereto, as Lenders, and Cerberus Business Finance, LLC, as Administrative Agent and as Collateral Agent (filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed August 12, 2014 and incorporated herein by reference).

10.2

Second Amendment to Financing Agreement, dated as of April 10, 2015, by and among Aurora Diagnostics, LLC, as borrower, Aurora Diagnostics Holdings, LLC, and certain subsidiaries of Aurora Diagnostics, LLC, as guarantors, various lenders from time to time party thereto, as lenders, and Cerberus Business Finance, LLC, as administrative agent and collateral agent.

99.1	Announcement dated April 15, 2015.